PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made by and between TBC Kingsdale, Inc., a Massachusetts corporation ("Seller"), and RRC Acquisitions, Inc., a Florida corporation ("Purchaser"), as of September 19, 1997 (the "Effective Date").

         In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                   SECTION 1.
                                PURCHASE AND SALE

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Seller's assignable and transferable right, title and interest in and to the following described property (herein collectively called the "Property"):

                  (a) Land. That certain tract of land (the "Land") located in the City of Upper Arlington, Franklin County, Ohio, being more particularly described on Exhibit A attached hereto and made a part hereof.

                  (b) Easements. All easements, if any, benefiting the Land or the Improvements (as hereinafter defined).

                  (c) Rights and Appurtenances. All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way.

                  (d) Improvements. All improvements and related amenities known as "Kingsdale Center" (the "Improvements") in and on the Land, and having an address of Northwest Boulevard, Upper Arlington, Ohio.

                  (e) Leases. All leases (the "Leases") of space in the Property and any amendments, modifications and addenda thereto and any guarantees thereof, concession leases, and all tenant security deposits held by Seller on the Closing Date (as defined in Section 6.1).

                  (f) Tangible Personal Property. All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller, located on and used in connection with the Land and the Improvements (the "Tangible Personal Property").

                  (g) Contracts. To the extent assignable without the consent of third parties, all written contracts and agreements pertaining to the Property, and not cancelable on thirty (30) days notice without penalty or premium (collectively, the "Contracts"), including, but not limited to, management contracts, service contracts, equipment leases and maintenance contracts.

                  (h) Intangible Property. To the extent assignable without the consent of third parties, all intangible property (the "Intangible Property"), if any, owned by Seller and pertaining to the Land, the Improvements, or the Tangible Personal Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans and landscape plans.

                                   SECTION 2.
                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price (the "Purchase Price") for the Property shall be SEVENTEEN MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($17,650,000.00) subject to the prorations and adjustments set forth herein and shall be paid in cash by Purchaser to Seller at the Closing (as defined in Section 6.1) by wire transfer in accordance with wire transfer instructions to be provided by Seller.

                                   SECTION 3.
                                  EARNEST MONEY

         3.1      Earnest Money.

         (a) Purchaser shall execute and deliver this Agreement, by fax, to Seller on or before 5:00 p.m. on September 19, 1997. Purchaser shall deliver to the Title Company (as defined in Section 6.1) on or before 2:00 p.m. on the date the Seller executes and delivers to Purchaser, by fax, a copy of this Agreement already signed by Purchaser: (x) if the Seller has made such delivery on or before 2:00 p.m., on the date of such delivery, and (y) if the Seller has made such delivery after 2:00 p.m., on the immediately following business day, by wire transfer in accordance with wire transfer instructions provided by the Title Company, the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (which amount and any additional funds delivered by Buyer to Title Company pursuant to this Section 3, together with all interest accrued thereon, if any, is herein called the "Earnest Money") to be invested by the Title Company in an interest-bearing account as Purchaser and Seller shall direct. Purchaser agrees to promptly deliver or cause the Title Company to deliver to Seller written acknowledgment by the Title Company that the executed copy of this Agreement and the required Earnest Money have been received by and are being held by the Title Company pursuant to the terms of this Agreement.

         (b) Seller shall have the option of terminating this Agreement if the full amount of required Earnest Money is not timely and fully delivered to the Title Company at the time(s) and in the manner as prescribed in this Section 3.

         (c) If the sale of the Property is consummated under this Agreement, the Earnest Money shall be paid to Seller and applied to the payment of the Purchase Price at Closing.

         (d) If Seller terminates this Agreement in accordance with Section 8.2(a), the Earnest Money Deposit shall be immediately released by Title Company to Seller as liquidated damages as provided in Section 8.2(a), and no party hereto shall have any further obligation under this Agreement.



                                   SECTION 4.
                   DELIVERIES, INSPECTIONS AND REPRESENTATIONS

         4.1      Seller's Delivery Obligations.

           (a) Seller has delivered to Purchaser, prior to the date hereof, the following:

                  (1) Title Commitment. Commitment for Owner's Policy of Title Insurance (the "Title Commitment") with respect to the Property dated March 12, 1997, issued by the Title Company, and legible copies of any restrictive covenants, easements, and other items listed as title exceptions therein.

                  (2) Survey. The most recent and existing "as-built" survey of the Property (the "Survey") in Seller's possession.

                  (3) Contracts. A list of all Contracts, to the extent in the possession of Seller.

                  (4) Rent Roll. A rent roll identifying all Leases of space within the Improvements.

                  (5) Tenant Estoppel Certificates. The Purchaser has delivered copies of the Tenant estoppel certificates identified on Exhibit J annexed hereto. The Tenant estoppel certificates listed on Exhibit J are all of the tenant estoppel certificates required to be delivered by Purchaser.

         4.2 Purchaser's Satisfaction. During the period commencing on the date hereof and ending on September 26, 1997 at 5:00 p.m. eastern standard time (the "Approval Period"), the following matters shall be conditions precedent to Purchaser's obligations under this Contract:

         (a) Purchaser's being satisfied, in Purchaser's sole discretion, that the Property is suitable for Purchaser's intended uses; and

         (b) Purchaser's being satisfied, in Purchaser's sole discretion, with the inspections pursuant to Section 4.4 below.

If Purchaser provides to Seller written notice ("Purchaser's Notice") that Purchaser, in its sole discretion, is not satisfied with any of its inspection results and therefore wishes to terminate this Agreement, then on or before the expiration of the Approval Period Purchase may deliver the Purchaser's Notice whereupon this Agreement shall terminate. Upon such termination, Purchaser shall be entitled to the return of the Earnest Money, (subject to Purchaser's delivery of the Report(s)) and neither party shall have any further obligation hereunder except any obligations which expressly survive the termination of this Agreement. If Purchaser fails to give the Purchaser's Notice, Purchaser shall be deemed to be satisfied with such matters and the conditions precedent in this
Section 4.2 shall be deemed to be satisfied.

         4.3      INTENTIONALLY DELETED

         4.4      Inspection.

         (a) Following the Purchaser's delivering, in good funds, the Earnest Money to the Title Company and during the Approval Period, Purchaser may inspect, test, investigate and survey: (i) the Property, (ii) all of Seller's financial records pertaining to the operation of the Property, and (iii) photocopies of all Leases and Contracts in the possession of Seller. The foregoing may be done at any reasonable time during ordinary business hours upon twenty-four (24) hours prior written notice to Seller, at Purchaser's sole cost and in a manner not disruptive to tenants or the operation of the Property. Notwithstanding the foregoing, Purchaser must obtain Seller's written approval of the scope and method of any inspection, testing or investigation of the Property (including a Phase I environmental inspection) including, but without limitation, any inspection which would involve taking subsurface borings or related investigations and any inspection which would materially alter the physical condition of the Property prior to Purchaser's commencement of such inspections, testing or investigation. Seller and its representatives, agents, and/or contractors shall have the right to be present during any testing, investigation, or inspection of the Property. In no event shall the Purchaser or any of its agents, representatives or independent contractors contact any tenant at the Property directly without Seller's prior written approval.

         (b) Seller shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate or cure any of the Purchaser's objections to any condition at the Property.

         (c) All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review, including, without limitation, any environmental assessment or audit (collectively, the "Reports") shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information. In the event that this transaction is not closed for any reason, then Purchaser shall maintain the confidentiality of such information, and shall require its agents, representatives and accountants not to disclose any such information to any other party. Furthermore, if the proposed transaction does not close, Purchaser shall, and as a condition precedent to the return of any Earnest Money, return the Reports, the Survey and the Title Commitment to Seller.

         (d) Purchaser shall restore the Property to its condition existing immediately prior to Purchaser's inspection, testing, investigation and survey thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, testing, investigation or survey, whether occasioned by the acts of Purchaser or any of its employees, agents, representatives or contractors, and Purchaser shall indemnify, defend and hold harmless Seller and its agents, employees, officers, directors, affiliates, advisors and asset managers from any liability resulting therefrom. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable.

         4.5      INTENTIONALLY DELETED

         4.6      Purchaser's Representations and Warranties.
Purchaser represents and warrants to Seller that:

         (a) Purchaser is a Florida corporation, is qualified to do business in the State of Ohio and has the power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution, delivery and performance of this Agreement and the transaction contemplated herein and has obtained the consent of all entities and parties (whether private or governmental) necessary to bind Purchaser to this Agreement;

         (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Purchaser, or any shareholder, partner or related entity or affiliate of Purchaser, is a party or by which Purchaser, any shareholder, partner or related entity or affiliate of Purchaser, or any of Purchaser's assets is bound;

         (c) Purchaser has the financial resources to timely consummate the purchase and sale transaction contemplated by this Agreement;

         (d)      INTENTIONALLY DELETED

         (e) Purchaser is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA and (b) the assets of Purchaser do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R.
Section 2510.3-101.

         (f)      INTENTIONALLY DELETED


         (g)      INTENTIONALLY DELETED


         (h) With respect to Seller and with respect to any shareholder, partner, related entity or affiliate of Seller, Purchaser is neither (i) a party in interest as defined in Section 3(14) of ERISA, nor (ii) a disqualified person as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

         (i) that prior to the end of the Approval Period, Purchaser will have examined and investigated to Purchaser's full satisfaction the physical, economic and legal condition of the Property and made all other inquiries the Purchaser deemed necessary in connection with the transaction herein contemplated; and

         (j) except to the limited extent, if any, specifically and expressly set forth in this Agreement, Purchaser shall accept the Property "AS IS" and "WHERE IS" at Closing, and Purchaser has not relied upon and will not rely upon, and Seller is not liable for or bound by any, express or implied, warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto made or furnished by Seller or any of its advisors, or any of their agents, representatives, contractors, employees, attorneys or brokers, to whomever made or given, directly or indirectly, verbally or in writing, unless specifically and expressly set forth herein.

The Purchaser's representations and warranties set forth in this Section 4.6 shall survive the Closing or termination of this Agreement. As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Purchaser's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Purchaser shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 4.6 in any way inaccurate, incomplete, incorrect or misleading.

         4.7      Seller's Representations and Warranties.
Seller represents and warrants to Purchaser that:

         (a) Seller is a corporation, duly organized and in good standing under the laws of the State of Massachusetts, is qualified to do business in the State of Ohio and Seller has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement, except to the limited extent, if any, specifically and expressly set forth in this Agreement and has the power to enter into this Agreement and has obtained all necessary corporate authorizations required in connection with the execution, delivery and performance of this Agreement; and

         (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller's assets is bound.

         (c) Seller is not a "governmental plan" within the meaning of Section 3(32) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

         (d) with respect to the plan for which Purchaser is nominee, Seller is not a disqualified person as defined in Section 4975(e)(2) of the Code.

         (e) to Seller's knowledge (as hereinafter defined), Seller has not been served with process in any litigation with respect to the Property which (i) materially adversely affects the Property or (ii) would adversely affect the Seller's ability to perform its obligations under this agreement.

         (f) to Seller's knowledge (as hereinafter defined), Exhibit I contains a complete list of all leases affecting the Property and all amendments and modifications thereto.

         (g) to Seller's knowledge (as hereinafter defined), Seller has not received any written notice of any material violation of any municipal, state or federal law from any governmental authority which (i) materially, adversely affects the Property or (ii) would adversely affect Seller's ability to perform its obligations under this Agreement.

         (h) no execution proceedings, assignments for the benefit of creditors, bankruptcy or reorganization proceedings, are pending against Seller.

         As used herein, the term "to Seller's knowledge" shall mean only the "current, actual knowledge without inquiry" (as defined below) from the following designee of the Seller's representative: Lisa A. Mitchelson.

         As used herein, the term "current actual knowledge without inquiry" shall mean only the actual, current, conscious and not constructive, imputed or implied knowledge of such designee. Anything herein to the contrary, notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement for any of the Seller's representation herein being or becoming untrue, inaccurate or incomplete in any respect. The Seller hereby represents and warrants that Lisa A. Mitchelson is the employee of GE Capital Investment Advisors, Inc. ("Advisor") in charge of the primary responsibility for the Property, and as such is the employee of Advisor most likely to have knowledge about the Property. The Seller's representations and warranties made herein in this Section 4.7 shall survive the Closing and shall not merge into the Deed on recordation thereof, provided, however, the representations and warranties contained in Section 4.7 shall survive the Closing Date for only one (1) year. Any claims for breach of any representations and warranties which survive only for one (1) year shall be made in writing to Seller within such one year period or it shall be deemed a waiver of the right to assert any such claim.

         4.8      INTENTIONALLY DELETED

         4.9 Defective Condition. In the event that subsequent to the execution of this Agreement Seller obtains knowledge of, or Purchaser's inspection of the Property reveals, either (i) the presence of any Hazardous Materials (as defined below in this Section 4.9) or the violation or potential violation of any Environmental Requirements (as defined below in this Section 4.9) or (ii) any structural or other defect in the Improvements, whether or not in violation of any applicable law, ordinance, code, regulation or decree of any governmental authority having jurisdiction over the Property (collectively, a "Defective Condition"), which Seller, in its sole judgment, determines could constitute a potential liability to Seller after the Closing or should be remedied prior to the sale of the Property, Seller shall have the right upon written notice to Purchaser on or before the scheduled Closing Date either (i) to extend the Closing Date for the period of time, not to exceed sixty (60) consecutive days necessary to complete such remediation at Seller's sole cost and expense, or
(ii) to terminate this Agreement upon written notice to Purchaser and neither party shall have any further right or obligation hereunder. At the end of such sixty (60) day period if Seller has not cured the Defective Condition to Purchaser's reasonable sole satisfaction, the Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice of such termination to the Seller. The terms of this Section 4.9 are solely for the benefit of Seller and Purchaser shall have no additional right or remedy hereunder as a result of the exercise by Seller of its rights under this Section 4.9.

         As used herein, the term "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amend (42 U.S.C. 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vi) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

         As used herein, the term "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil). Purchaser acknowledges that Seller has delivered to its representatives a copy of a report entitled "Limited Subsurface Investigation at the Kingsdale Center, Upper Arlington, Ohio prepared by Clayton Environmental Consultants, Clayton Project No. 70-98003.02 dated August 19, 1997 prepared for Landels, Ripley & Diamond, San Francisco, California" by cover letter (the "August Cover Letter") dated August 22, 1997. The Cover Letter described the terms and conditions regarding the delivery of such report and the Cover Letter is incorporated herein by reference. In addition, Purchaser hereby indemnifies and holds Seller, its agents, affiliates, GE Capital Investment Advisors, Inc. and their officers, directors and employees harmless and shall defend Seller, its agents, affiliates, GE Capital Investment Advisors, Inc. and their officers, directors and employees with counsel selected by Seller, from and against all claims, causes of action, damages, liabilities, expenses, costs and charges arising out of or in connection with any release or threatened release of any Hazardous Materials which release or threatened release occurred prior to or after the date hereof. The foregoing indemnification, hold harmless and defense obligations shall survive the Closing and the recording of the Deed.

         4.10     INTENTIONALLY DELETED


                                   SECTION 5.
                   NO REPRESENTATIONS OR WARRANTIES BY SELLER
                             ACCEPTANCE OF PROPERTY

         5.1 Disclaimer. PURCHASER ACKNOWLEDGES AND AGREES SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE WARRANTY OF TITLE CONTAINED IN THE DEED, AS DEFINED IN SECTION 6.5 BELOW AND IN SECTION 4.7 HEREOF), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT
TO:

         (A)      THE VALUE,  NATURE,  QUALITY OR CONDITION  OF THE PROPERTY
                  INCLUDING,  WITHOUT  LIMITATION,  THEWATER, SOIL AND GEOLOGY;

         (B)      THE INCOME TO BE DERIVED FROM THE PROPERTY;

         (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON;

         (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES,ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;

         (E)      THE  HABITABILITY,MERCHANTABILITY,MARKETABILITY,PROFITABILITY
                  OR FITNESS FOR A  PARTICULAR PURPOSE OF THE PROPERTY;

         (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS,IF ANY, INCORPORATED INTO THE PROPERTY;

         (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY;

         (H)      COMPLIANCE WITH ANY ENVIRONMENTAL REQUIREMENTS;

         (I) THE PRESENCE OR SUSPECTED PRESENCE IN, ON,UNDER OR ABOUT THE PROPERTY OR THE SOIL OR GROUND WATER THEREOF OF ANY HAZARDOUS MATERIALS;

         (J)      ANY OTHER MATTER WITH RESPECT TO THE PROPERTY.

         ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN.

         PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN A FULL AND ADEQUATE OPPORTUNITY TO INSPECT, TEST AND INVESTIGATE THE PROPERTY, AND EXCEPT FOR ANY REPRESENTATION OR WARRANTY CONTAINED IN SECTION 4.7 HEREOF, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION, TESTING AND INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, AND PURCHASER AGREES TO ACCEPT THE PROPERTY IN ITS THEN EXISTING "AS-IS" CONDITION AND BASIS WITH ALL FAULTS AT THE CLOSING AND WAIVES ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR ITS PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITION (INCLUDING, WITHOUT LIMITATION, THE ACTUAL OR SUSPECTED EXISTENCE OF ANY HAZARDOUS MATERIALS IN, ON UNDER OR ABOUT THE PROPERTY OR THE SOIL OR GROUND WATER THEREOF).

         PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY BY OR ON BEHALF OF SELLER WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION AND THAT SELLER IS NOT, AND SHALL NOT BE, LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION OR CONDITION THEREOF, FURNISHED BY ANY ADVISOR, ATTORNEY, REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.

         5.2 Waiver and Release. Except with respect to any claims arising out of any breach of express and specific covenants, representations or warranties of Seller set forth in this Agreement, Purchaser, for itself and its agents, affiliates, successors and assigns, effective as of the Closing Date hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown as of the Closing Date, which Purchaser has or may thereafter have in the future, arising out of the physical, environmental, economic or legal condition of the Property. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

                                   SECTION 6.
                                     CLOSING

         6.1  Closing.   The  closing  of  the  purchase  and  sale  transaction
contemplated herein (the "Closing") shall be held at or conducted through the offices of Lawyers Title Insurance Corporation (the "Title Company") c/o TransOhio Title Agency, Inc., Attn: William Spencer, Escrow No. 23025, at a date designated by Seller and Purchaser on or before September 30, 1997 (the "Closing Date"), unless the parties mutually agree in writing upon another place, time or date. On the Closing Date, all documents to be recorded shall be appropriately recorded and all other closing documents and funds shall be deemed to be simultaneously delivered.

         6.2 Possession. Possession of the Property shall be delivered to Purchaser at the Closing, subject to the "Permitted Encumbrances" shown on Schedule B, Section 2 (attached) of the Title Commitment ("Permitted Encumbrances").

         6.3 Proration. All rents, other amounts payable by the tenants under the Leases, income, utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the period in which the Closing occurs, shall be prorated to the date Seller receives the Purchase Price in immediately available funds with Purchaser receiving the benefits and burdens of ownership on the Closing Date. (The Closing shall not be deemed to have occurred unless good funds have been received by Seller in San Francisco, California by 3:00 p.m.
San Francisco time.)

         (a) If the Closing shall occur before rents and all other amounts payable by the tenants under the Leases and all other income from the Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income actually received by Seller. Subsequent to the Closing, if any such rents, other amounts and other income are actually received by Purchaser, all such amounts shall first be applied to post-closing rents due to Purchaser which are past due and the balance shall be immediately paid by Purchaser to Seller. Purchaser shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing for the benefit of Seller, however, Purchaser shall not be required to expend any funds or institute any litigation in its collection efforts. At Closing, prepaid rents and refundable security deposits in the possession or control of Seller (together with any interest accrued thereon only if interest is specifically required to be paid thereon under applicable law or under the terms of a specific Lease) at Seller's sole option shall either be (i) transferred to Purchaser at Closing and not subject to adjustment, or (ii) adjusted by way of a credit in favor of Purchaser.

         (b) In the event the Property tax assessment increases as a result of the transfer and sale of the Property to the Purchaser, Purchaser and Seller agree to reprorate based upon the actual tax bills for any such tax increase during the tax year in which the Closing occurs.

         (c) If the Closing shall occur before the actual amount of utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities and other operating expenses shall be upon the basis of a reasonable estimate by Seller of such utilities and other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities and other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

         (d) Any tenant-improvement and/or leasing-commission costs (including, without limitation, referral or locator fees) and all other out-of-pocket fees and costs (including, without limitation, legal fees and costs) (collectively, "New Tenant Costs") paid or incurred by Seller and approved by Purchaser after the Effective Date with respect to new Leases or modifications to existing Leases executed on or after the Effective Date in accordance with Section 9 below shall be credited in favor of Seller at Closing. Seller shall supply invoices and statements for all New Tenant Costs to Purchaser on or prior to the Closing Date. Purchaser shall be solely responsible for the payment of all New Tenant Costs in connection with any options, renewals, or extensions exercisable under the Leases after the Closing Date and Purchaser shall indemnify, protect, defend, save and hold harmless seller from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, fees and expenses (including, without limitation, attorneys' fees and expenses and court costs) in any way relating to, or in connection with or arising out of New Tenant Costs.

         (e) If Leases contain obligations ("Lease Obligations") on the part of the Tenants for: (i) CPI or similar adjustments, (ii) percentage rents, (iii) escalation payments for taxes, labor or operations, or (iv) other expenses including, without limitation, common area maintenance or any other operating cost pass-throughs or retroactive charges payable by Tenants which have accrued as of the Closing Date but are not then due and payable, the amount of such Lease Obligations shall be prorated as of the Closing Date upon the basis of an estimate by Seller of such Lease Obligations through the Closing Date. Subsequent to the Closing, when the actual amount of such Lease Obligations with respect to the Property through the Closing Date is determined, the parties agree to adjust the proration of such Lease Obligations and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

The agreements of Seller and Purchaser set forth in this Section 6.3 shall survive the Closing.

         6.4 Closing Costs. Seller shall pay, on the Closing Date, one-half (1/2) of any escrow fees and other customary fees, costs and charges of the closing and consummation of the purchase and sale transaction contemplated in this Agreement as customarily charged to and payable by the seller in such transactions in the location in which the Land is situate. Purchaser shall pay, on the Closing Date, the costs of any endorsements to the Owner's Policy requested by Purchaser, all recording costs, one-half (1/2) of any escrow fees and other customary fees, costs and charges of the closing and consummation of the purchase and sale transaction contemplated in this Agreement as customarily charged to and payable by the purchaser in such transactions in the location in which the Land is situate. The Purchaser and the Seller shall each pay 1/2 of the costs to obtain the Survey and any updates thereto and for the title insurance premium for the Owner's Policy (as defined in Section 6.5(a) below). Notwithstanding the foregoing, each party shall pay its own attorneys' fees incurred in connection with the transaction contemplated in this Agreement.

         6.5 Seller's Obligations at the Closing. At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

         (a) Title Policy. An Owner's Policy of Title Insurance (form ALTA 1970B) (the "Owner's Policy"), issued by Title Company naming Purchaser as insured, in the amount of the Purchase Price, insuring that Purchaser owns good and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances. Purchaser, at Purchaser's sole expense, may elect to cause the Title Company to provide extended coverage or issue certain endorsements. Notwithstanding the foregoing, Seller shall have no obligation or liability to Purchaser in the event that Title Company is unwilling or unable to issue the Owner's Policy and the provision at Purchaser's request of extended coverage or endorsements shall not be a condition to closing.

         (b) Evidence of Authority. Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company and Purchaser, to evidence Seller's authority to consummate the transactions contemplated by this Agreement.

         (c) Deed. A duly executed and acknowledged Ohio Limited Warranty Deed to the Land and Improvements in the form attached to this Agreement as Exhibit C (the "Deed").

         (d) Assignment. A duly executed and acknowledged counterpart Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases in the form attached to this Agreement as Exhibit D (the "Assignment").

         (e) FIRPTA Affidavit. A duly executed affidavit of Seller in form attached hereto as Exhibit E certifying that Seller is not a "foreign person," as defined in Section 1445 of the Code, and in any applicable state laws for the state in which the Property is located.

         (f) Tenant Notices. Duly executed notices to all tenants or lessees under the Leases in form attached hereto as Exhibit F together with an updated list of tenants dated a date close to the Closing Date.

         (g) Original Documents. The original of all Leases and Contracts in Seller's possession.

         6.6 Purchaser's Obligations at the Closing. At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

         (a) Purchase Price. The Purchase Price by wire transfer of immediately available funds.

         (b) Evidence of Authority. Such organizational and authorizing documents of Purchaser as shall be reasonably required by Seller and/or the Title Company authorizing Purchaser's acquisition of the Property pursuant to this Agreement and the execution of this Agreement and any documents to be executed by Purchaser at the Closing.

         (c)   Assignment.   A  duly  executed  and   acknowledged   counterpart
Assignment.

         (d) Taxpayer Certification. A duly executed Taxpayer I.D. Certification in the form attached to this Agreement as Exhibit G.

         (e) ERISA Certificate. A duly executed ERISA Certificate in the form attached to this Agreement as Exhibit H.

         6.7 Insurance. Seller's existing liability and property insurance pertaining to the Property shall be canceled as of the Closing Date, and Seller shall receive any premium refund due thereon.

         6.8 Filing of Reports. Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Code (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

                                   SECTION 7.
                                  RISK OF LOSS

         7.1 Condemnation. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.

         7.2 Casualty. Except as otherwise provided in this Agreement, Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of $250,000.00 prior to the Closing from fire or other casualty which Seller, at its sole option, does not elect to repair, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's right, title and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expenses and costs incurred by Seller to collect or adjust such insurance or to repair or restore the Property and any portion of such proceeds paid or to be paid on account of the loss of rents or other income from the Property for the period prior to and including the Closing Date, all of which shall be payable to Seller), to the extent the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than $250,000.00 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Seller's deductible under its insurance policy and there shall be no reduction in the Purchase Price.

                                   SECTION 8.
                                     DEFAULT

         8.1      Breach by Seller.

         (a) Pre-Closing. In the event that Seller shall breach or default in the performance of any of its obligations to be performed prior to Closing and/or fail to consummate the transaction contemplated by this Agreement for any reason (except Purchaser's breach or default under this Agreement or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provision hereof), Purchaser, as Purchaser's sole and exclusive remedy, may either (i) terminate this Agreement and recover money damages for Buyer's actual damages from Seller up to $250,000 as a result of any breach or default by Seller under the terms of Section 6 or a material misrepresentation under Section 4.7 of this Agreement, or (ii) pursue the remedy of specific performance of Seller's obligations under this Agreement provided that (a) any such suit for specific performance must be filed within sixty (60) days after Purchaser first becomes aware of the breach or default by Seller; (b) Purchaser is not in breach or default in the performance of its obligations under this Agreement and (c) Purchaser has tendered the Purchase Price, less Purchaser's good faith reasonable estimate of proration credits that would be credited against the Purchase Price, to the Title Company in immediately available funds and the Title Company has acknowledged receipt of same, in writing, to Seller. In the event that Purchaser seeks specific performance under this Agreement, Seller shall not be obligated to expend nor shall any adjustment be made to the Purchase Price to cure any defaults under this Agreement and Purchaser agrees to accept the Property in the "AS IS" "WHERE IS" condition as provided for in this Agreement.

         (b) Damages. Notwithstanding anything to the contrary contained in this Agreement, in no event whatsoever shall Purchaser have the right to seek or recover money damages from Seller as a result of any breach or default by Seller under any of the terms of this Agreement, except for actual money damages up to $250,000 as a result of any breach or default by Seller under the terms of
Section 6 or a material misrepresentation under Section 4.7 of this Agreement. Purchaser specifically and without limitation hereby waives and relinquishes any right to seek or recover from Seller, and specifically acknowledges and agrees that in no event shall Seller be liable to Purchaser for, any damages whether as punitive, speculative or consequential damages, as a result of any breach or default by Seller under the terms of Section 6 of this Agreement or a material misrepresentation under Section 4.7 of this Agreement.

Purchaser hereby agrees that prior to its exercise of any right or remedy as a result of any breach or default by Seller, Purchaser will first deliver written notice of said breach or default to Seller and give Seller ten (10) days thereafter in which to cure said breach or default, if Seller so elects.

         8.2      Breach by Purchaser.

         (a) Liquidated Damages. In the event that Purchaser is in breach of its obligations under Section 6 and thus fails to consummate the transaction contemplated by this Agreement or has made a material misrepresentation under
Section 4.6 of this Agreement and thus fails to consummate the transaction contemplated by this Agreement, Seller may terminate this Agreement and thereupon Seller shall be entitled to retain the Earnest Money as liquidated damages (and not as a penalty or forfeiture) and as Seller's sole remedy and relief hereunder.

         SELLER AND PURCHASER ACKNOWLEDGE THAT THE ACTUAL DAMAGES TO SELLER WHICH WOULD RESULT FROM SUCH FAILURE WOULD BE EXTREMELY DIFFICULT TO CALCULATE OR ESTABLISH ON THE DATE HEREOF. IN ADDITION, PURCHASER DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT OF SUCH FAILURE BY PURCHASER. BY PLACING THEIR INITIALS IN SPACES HEREINAFTER PROVIDED, SELLER AND PURCHASER SPECIFICALLY ACKNOWLEDGE AND AGREE, AFTER NEGOTIATION BETWEEN SELLER AND PURCHASER, THAT TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) CONSTITUTES REASONABLE COMPENSATION TO SELLER FOR SUCH FAILURE BY PURCHASER AND SHALL BE DISBURSED TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES IN THE EVENT OF SUCH FAILURE BY PURCHASER.

                  PURCHASER (_____) SELLER (_____)

         (b) In the event that Purchaser commits a material misrepresentation under Section 4.6, but consummates this transaction, then Seller shall be entitled to recover money damages from Purchaser up to $250,000.

None of the provisions of this Section 8.2 shall limit, impair or affect any of Purchaser's indemnities of Seller or other Surviving Obligations as provided in elsewhere in this Agreement.

                                   SECTION 9.
                                FUTURE OPERATIONS

         9.1 Maintenance and Contracts. From the Effective Date of this Agreement until the Closing or earlier termination of this Agreement:

         (a) Seller will keep and maintain the Property in substantially its condition as of the date of this Agreement ordinary wear and tear and casualties excepted.

         (b) Seller will perform all Seller's material obligations under the Contracts. Seller will not, without the prior written consent of Purchaser (which consent will not be unreasonably withheld or delayed), modify, enter into, or renew any Contract which cannot be canceled upon thirty (30) days prior written notice.

         (c) Seller will keep in full force and effect and/or renew all licenses and permits with respect to the Property.

         (d) Seller will pay in full, on or prior to the Closing Date, all bills and invoices for labor, goods, materials, and services of any kind relating to the operation of the Property consistent with its customary and ordinary operation of the Property on the Effective Date.

         9.2 Leasing. From the Effective Date until the Closing or earlier termination of this Agreement, Seller will not, without the prior written consent of Purchaser (which consent will not be unreasonably withheld or delayed), modify, enter into, or renew any Leases except in the customary and ordinary operation of the Property by Seller consistent with Seller's current practices in effect as of the Effective Date.

                                   SECTION 10.
                                  MISCELLANEOUS

         10.1 Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, postage prepaid, return receipt requested, addressed to the intended recipient at the address specified below; or (c) on the first (1st) business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below. For purposes of this Section 10.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Seller:                       GE Capital Investment Advisors, Inc.
                                    444 Market Street, Suite 2100
                                    San Francisco, CA  94111
                                    Attn:  Joyce S. Jaber
                                    Senior Vice President and General Counsel
                                    Telephone:  (415) 433-7770
                                    Facsimile:  (415) 398-1237

with a copy to:                     GE Capital Investment Advisors, Inc.
                                    One Boston Place
                                    Suite 1820
                                    Boston, Massachusetts  02108
                                    Attn:  Jill S. Hatton
                                    Telephone:  (617) 742-5566

If to Purchaser:                    c/o Regency Realty Corporation
                                    121 West Forsyth Street, Suite 200
                                    Jacksonville, Florida 32202
                                    Attn: Robert Gillander

with a copy to:                     William E. Scheu, Esq.
                                    Rogers, Towers, Bailey, Jones & Gay
                                    1301 Riverplace Boulevard, Suite 1500
                                    Jacksonville, FL  32207
                                    Telephone:  (904) 346-5560
                                    Facsimile:  (904) 396-0663

If to Title
Company:                            Lawyers Title Insurance Corp.
                                    c/o Trans Ohio Title Agency, Inc.
                                    222 East Town Street
                                    Columbus, Ohio 43215
                                    Attn: William Spencer
                                    Escrow No. 23025
                                    Telephone:  614-221-4523
                                    Facsimile: 614-228-8006

         10.2 Real Estate Commissions. Seller shall pay to CB Commercial Real Estate Group, Inc. (hereinafter called "Agent" whether one or more) upon the Closing of the transaction contemplated hereby, and not otherwise, a cash commission in the amount agreed on in a separate listing agreement between Seller and Agent. Said commission shall in no event be payable unless and until the transaction contemplated hereby is closed in accordance with the terms of this Agreement; if such transaction is not closed for any reason, including, without limitation, failure of title or default by Seller or Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will be deemed not to have been earned and shall not be due or payable. Except as set forth above with respect to Agent, neither Seller nor Purchaser has authorized any broker or finder to act on Purchaser's or Seller's behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party. Purchaser agrees to indemnify, defend, protect and hold harmless Seller from and against any and all claims, losses, damages, liabilities, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify, defend, protect and hold harmless Purchaser from and against any and all claims, losses, damages, liabilities, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 10.2 shall survive the Closing or any earlier termination of this Agreement.

         10.3 Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

         10.4 Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

         10.5 Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

         10.6 Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State in which the Property is located, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         10.7 Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located and the laws of the United States pertaining to transactions in such State.

         10.8 Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Purchaser may assign this Agreement at Closing to Regency Centers, Inc., a Florida corporation, provided that Regency Centers, Inc. shall provide the ERISA Certificate to Seller at closing and shall assume Purchaser's obligations under this Agreement and otherwise shall not assign Purchaser's rights under this Agreement without the prior written consent of Seller, which consent may be withheld in its sole and absolute discretion. Except for the assignment permitted herein, no assignment of Purchaser's rights hereunder shall relieve Purchaser of its liabilities under this Agreement. Purchaser shall be relieved of all obligations and liabilities under this Agreement if, only and when the Purchase Price is paid to Seller and the Deed is recorded. This Agreement is solely for the benefit of Seller and Purchaser; there are no third party beneficiaries hereof. Any assignment of this Agreement in violation of the foregoing provisions shall be null and void.

         10.9 Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

        10.10 Attorneys' Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

        10.11 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party's signature.

        10.12     INTENTIONALLY DELETED

        10.13     INTENTIONALLY DELETED

        10.14 Exhibits. The exhibits attached to this Agreement and referred to herein are hereby incorporated into this Agreement by this reference and made a part hereof for all purposes.

        10.15 Construction. Seller and Purchaser acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        10.16 No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded of public record in the county in which the Property is located or any other county. Should Purchaser ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein, Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the county in which the Land is located.

        10.17 Merger Provision. Except as otherwise expressly provided herein, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

        10.18 Jury Waiver. PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER AND PURCHASER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING AND TERMINATION OF THIS AGREEMENT.

        10.19 No Personal Liability of Officers, Directors, Etc. of Seller. Purchaser acknowledges that this Agreement is entered into by a corporation as Seller and Purchaser agrees that no individual officer or director or other representative of Seller or Advisor shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement. Further, Purchaser acknowledges that Advisor is not a party to this Agreement and that neither such Advisor nor the individual officers, directors or representatives of Advisor shall have any personal liability under this Agreement or any document executed in connection with the transaction contemplated by this Agreement. For the purposes of this Agreement, Advisor in its capacity as Seller's authorized investment advisor, is acting as Seller's representative; the burdens and liabilities of this Agreement shall extend only to Seller and Advisor shall have no liability hereunder. In addition, all approvals to be given by Seller hereunder may be given or withheld by Advisor as Seller's representative, and all requests or requirements that Seller is entitled to make hereunder may be by Advisor on behalf of Seller.

        10.20 Public Announcement. Neither party shall make a public announcement of this transaction unless both parties consent, in their absolute discretion, to such an announcement. If the parties agree to make a public announcement, they shall cooperate and mutually agree upon the language of that public announcement. No public announcement shall be released or published without the written approval of both Seller and Purchaser.

        10.21     INTENTIONALLY DELETED

                            [SIGNATURE ON NEXT PAGE]

                 [SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

PURCHASER:






By:  ______________________
Its: _______________________

                                                              Date of Execution
                                                              by Purchaser:



SELLER:

TBC Kingsdale, Inc.,
a Massachusetts corporation


By:  _______________________
Its: ________________________


By:  _______________________
Its: ________________________

                                                              Date of Execution
                                                              by Seller:

                                                     _________________, 199_

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                              INTENTIONALLY DELETED

                                    EXHIBIT C

                                      DEED

                                    EXHIBIT D

                               FORM OF ASSIGNMENT

Recording Requested By and
When Recorded Mail To:

===========================
---------------------------
Attn:  ______________________
-------------------------------------------------------------------------------

                 ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY,
                    SERVICE CONTRACTS, WARRANTIES AND LEASES

_________________________________,  a  _____________________  ("Assignor"),  for
good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has Granted, Sold, Assigned, Transferred, Conveyed, and Delivered and does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto ______________________, a ___________________________ ("Grantee"), all of
Assignor's rights, titles, and interests in and to the following described properties located in, affixed to, and/or arising or used in connection with the improved property with parking and other amenities (the "Project") situated on the land in the County of _________________, State of __________________, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the "Land," which together with the Project is sometimes hereinafter called the "Property"):

        (a) All fixtures, equipment, machinery, building materials, furniture, furnishings, and other personal property owned by Assignor, including the name "_________________" (the "Personal Property"), and located on, attached to, or used in connection with the operation and maintenance of the Property;

        (b) Any leases for space in the Project (the "Leases"), together with refundable security and other deposits owned or held by Assignor pursuant to the Leases, which Leases and security deposits are described on Exhibit B attached hereto;

        (c)  The  assignable  service,   maintenance,  or  management  contracts
relating  to  the   ownership  and  operation  of  the  Property  (the  "Service
Contracts") attached hereto as Exhibit C; and

        (d) Any assignable warranties and guaranties relating to the Property or any portion thereof (collectively, the "Warranties").

Assignor and Assignee hereby covenant and agree as follows:

                  (i) Assignee accepts the aforesaid assignment and Assignee assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the lessor's part to be kept and performed under the Leases and any obligations of Assignor under the Service Contracts.

                  (ii) Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.

GRANTEE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT TO THE LIMITED EXTENT, IF ANY, SPECIFICALLY AND EXPRESSLY SET FORTH IN SECTION 5.1 OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF APRIL 23, 1997 BETWEEN ASSIGNOR, AS SELLER, AND ASSIGNEE, AS PURCHASER, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE LAND, PROPERTY, PROJECT, PERSONAL PROPERTY, LEASES, SERVICE CONTRACTS OR WARRANTIES.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Personal Property, Service Contracts, Warranties and Leases effective as of the _____ day of __________________, 199_.


Assignor:

-------------------------,
a ________________________

By:  _____________________
Its: ______________________

Assignee

-------------------------,
a ________________________

By:  _____________________
Its: ______________________



                             [AFFIX ACKNOWLEDGMENTS]

                                    EXHIBIT E

                            FORM OF FIRPTA AFFIDAVIT

                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

        To  inform   _________________________,   a   __________________________
("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (collectively, the "Code"), will not be required upon transfer of certain real property to Transferee by _____________________, a ________________ ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

        1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

        2.  Transferor's  U.S.  taxpayer  identification  number is as  follows:
___________.

        3. Transferor's office address is as follows:

                           c/o GE Capital Investment Advisors, Inc.
                           444 Market Street, Suite 2100
                           San Francisco, CA  94111
                           Attn:    Joyce S. Jaber
                                    General Counsel

        Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

        Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Date:  ____________, 199_

TRANSFEROR:

-------------------------,
a _______________________

By:  ________________
Its: _________________

                                    EXHIBIT F

                              FORM OF TENANT NOTICE


                                               _______________, 19___

     This is to notify you that _______________________________________________, a _________________________________ ("Seller"), has sold its fee interest in the property described above and in connection therewith has assigned its interest as landlord under your lease to __________________________, a _________________("Buyer"). You are further notified that any security deposits or any prepaid rents under your lease have been transferred to Buyer.

        The project will be managed by:

                           ===============================
                           -------------------------------
                           Telephone No. __________________

        Commencing as of _____________________, all rental payments under your lease shall be paid to Buyer. Please make your rent checks payable to Buyer at the above address.

Any written notices you desire or are required to make to the landlord under your lease should hereafter be sent to Buyer at the above address.


                                                     Very truly yours,

                                          SELLER:

                                          -------------------------------,
                                          a ______________________________

                                       By:  ____________________________
                                      Its:  ____________________________

                                    EXHIBIT G

                        FORM OF TAXPAYER I.D. CERTIFICATE


                       TAXPAYER IDENTIFICATION CERTIFICATE


         In connection with certain Internal Revenue Service reporting requirements imposed upon Seller, Purchaser hereby certifies that listed below is Purchaser's address and taxpayer identification number, true and correct as of the Closing Date.


                                     Address:               __________________
                                                            ==================


                                     Taxpayer I.D. Number: ___________________


         Purchaser hereby consents to Seller's release of the above information in connection with any reporting requirements imposed upon Seller by any governmental authority.


-------------------------,
a ________________________

By:  _____________________
Its: ______________________

                                    EXHIBIT H

                            FORM OF ERISA CERTIFICATE

                                ERISA CERTIFICATE

         THIS ERISA CERTIFICATE is made as of , 199_, by _______________, a ______________, whose address is __________________________ ("Purchaser") in favor of _________________________, whose address is c/o GE Capital Investment Advisors, Inc., 444 Market Street, Suite 2100, San Francisco, CA 94111, Attn:
Joyce S.
Jaber, General Counsel ("Seller").

                                   WITNESSETH

         WHEREAS, by Purchase and Sale Agreement, dated as of , 199_ (the "Sale Agreement"), Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller certain real property, together with the building and other improvements thereon, known as and located at _____________________, ______________, _____________ (the "Property"), as more fully described in the Sale Agreement; and

         WHEREAS, the Sale Agreement requires that Purchaser deliver this Certificate as a condition of the Closing (as defined in the Sale Agreement).

         NOW, THEREFORE, in consideration of Seller's conveyance of the Property and the mutual covenants contained in the Sale Agreement, Purchaser hereby certifies, represents, warrants and covenants to Seller that as of the date hereof:

         1. Purchaser is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA and (b) the assets of Purchaser do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R.
Section 2510.3-101.

         2. With respect to Seller, and with respect to any shareholder, partner, related entity or affiliate of Seller, Purchaser is neither (i) a party in interest as defined in Section 3(14) of ERISA, nor (ii) a disqualified person as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended.

         3. The certifications, representations, and warranties contained herein shall survive the Closing.

---------------------------,
a __________________________

By:  _______________________
Its: ________________________

                                    EXHIBIT I

                                    RENT ROLL

                                    EXHIBIT J

                          TENANT ESTOPPEL CERTIFICATES


                                KINGSDALE CENTER


                                    Received
Big Bear                                             35,175 s.f.
Express                                               5,503 s.f.
Famous Footwear                                       6,013 s.f.
The Limited                                           7,268 s.f.
S&K Menswear                                          5,349 s.f.
Stein Mart                                           35,602 s.f.


                                  Received s.f.

Added Dimensions                                     3,727
Alfred's Barber Shop                                    800
Argo & Lehne Jewelers                                3,000
Baggerie, The                                        2,946
Big Sky Bread Company                                2,488
Boston Market                                        3,240
Cheryl's Cookies                                       514
Designs On You                                       1,700
Framing Center, The                                  2,017
Jeffrey Thomas                                       2,621
Jenny Craig Weight Loss                              3,066
Key Bank                                             3,500
Lair's Hallmark                                      4,641
Lenscrafters                                         1,000
MCL Cafeteria                                        9,500
Oxley's Clothier                                     3,000
Parcel Plus                                          1,212
Paul Harris, inc.                                    4,923
Ruby's                                                 774
Sally Beauty Supply                                  1,800
Sherwin Williams                                     2,550
Stride rite                                          2,135
Swan Cleaners                                        2,122
                                                     -----

                            Total                    63,276
                                                       75%